Exhibit 99.1

BioTime Reports First Quarter Results and Recent Corporate Accomplishments

  Renevia® CE Mark application successfully submitted for European approval
  OpRegen® cohort 4 initiated in better-vision patients
  OpRegen® data slides, conference call and webcast today at 1:30pm PT/4:30pm ET

ALAMEDA, Calif.--(BUSINESS WIRE)--May 10, 2018--BioTime, Inc. (NYSE American: BTX), a clinical-stage biotechnology company focused on degenerative diseases, today reported financial results for the first quarter ended March 31, 2018 and recent corporate accomplishments.

“With the European CE Mark submission of Renevia, the initiation of patient recruitment for the fourth cohort of our OpRegen clinical trial, sufficient capital to get us well into 2019 and the excellent OpRegen data we reported at ARVO, 2018 is shaping up to be a transformative year for BioTime,” said Adi Mohanty, Co-Chief Executive Officer of BioTime.

First Quarter Highlights and Financial Results

Clinical Progress Highlights

Renevia® (Facial Lipoatrophy)

  Submitted Renevia® for CE Marking in Europe.
  U.S. investigator-initiated study in facial aesthetics is continuing to enroll patients.

OpRegen® (dry-AMD)

  The independent Data Safety Monitoring Board approved initiation of the fourth cohort for the OpRegen® clinical trial in patients in the advanced stage of the dry form of age-related macular degeneration.
  Positive OpRegen® clinical trial data from the first nine patients from the first three cohorts were presented at the Annual Meeting of the Association for Research in Vision and Ophthalmology in Honolulu, Hawaii.

Corporate Highlights

  Ascendance Biotechnology was sold in March 2018. AgeX received approximately $3.2 million for its interest in Ascendance.

First Quarter Financial Results

Cash Position and Marketable Securities: Cash, cash equivalents and marketable securities totaled $31.4 million as of March 31, 2018, compared to $38.2 million as of December 31, 2017.

Value of Holdings in Public Affiliates: At March 31, 2018, BioTime held common stock in publicly-traded affiliates valued at approximately $62.4 million. This amount was the market value of BioTime’s 21.7 million shares in Asterias Biotherapeutics (NYSE American: AST) and 14.7 million shares in OncoCyte (NYSE American: OCX).

Cash Used in Operating Activities: Cash used for operating activities for the three months ended March 31, 2018 was approximately $10.3 million, as reported, of which approximately $8.3 million was used by BioTime and subsidiaries other than AgeX, and approximately $2.0 million was used by AgeX. The cash used for BioTime's and AgeX's operating activities during the first quarter was in line with our expectations. The first quarter is generally our highest cash use quarter within the year, attributable to seasonal cashflows, such as annual bonus payments and seasonal fluctuations in grant receipts timing. We also had certain non-recurring payments related to the planned distribution of AgeX.

Revenues: BioTime’s revenue is generated primarily from research grants, licensing fees and royalties, and subscription and advertising from the marketing of online database products. Total revenue was $0.7 million for the first quarter of 2018, compared to $0.4 million in the first quarter of 2017. Revenues increased by $0.3 million primarily due to our grants, particularly from the new SBIR grant from the NIH which was awarded to BioTime last September.

Operating Expenses: Total operating expenses for the first quarter of 2018 were $12.8 million, as reported, which is comprised of $9.1 million for BioTime and $3.7 million for AgeX. BioTime’s consolidated operating expenses, as adjusted, were $9.8 million, which is comprised of $7.3 million for BioTime and $2.5 million for AgeX. The difference in consolidated operating expenses, as reported, and total operating expenses, as adjusted, is approximately $3 million in non-cash and non-recurring expenses.

R&D Expenses: First quarter research and development expenses were $5.9 million compared to $6.5 million for the comparable period in 2017, a decrease of $0.6 million. The decrease was primarily related to nonrecognition of OncoCyte research and development expenses due to the deconsolidation of OncoCyte on February 17, 2017, and LifeMap Solutions expenses which ceased operations in July 2017. The current quarter also includes an acquired in-process research and development expense of $0.8 million purchased by AgeX from Ascendance, which is a non-recurring expense.

G&A Expenses: First quarter general and administrative expenses were $6.0 million compared to $5.1 million for the comparable period in 2017, an increase of $0.9 million. The increase in general and administrative expenses was primarily attributable to increased legal and compliance costs, including costs incurred for the planned distribution of AgeX, and license and patent fees for patent prosecution and patent fees.

The reconciliation between GAAP and non-GAAP operating expenses by entity is provided in the financial tables included with this earnings release.

Net Income or loss attributable to BioTime: First quarter net loss attributable to BioTime was $63.5 million, or ($0.50) per share, compared to net income attributable to BioTime of $49.3 million, or $0.46 per share, for the first quarter of 2017. Net loss attributable to BioTime for the first quarter of 2018 includes combined unrealized losses of $54.8 million from a decrease in the value of marketable securities and the $3.2 million gain sale of Ascendance. Net income attributable to BioTime for the first quarter of 2017 includes the noncash gain of $71.7 million for the deconsolidation of OncoCyte and net unrealized losses of $10.0 million from a decrease in the value of marketable securities.

Conference Call and Webcast Details

BioTime will host a conference call and webcast today, May 10, 2018 at 1:30pm PT/4:30pm ET to discuss results and corporate developments. The conference call dial-in number in the U.S./Canada is 1-866-888-8633. For international participants outside the U.S./Canada, the dial-in number is 1-636-812-6629. For all callers, please refer to Conference ID number 7797422. The live webcast and OpRegen® presentation slides can be accessed on the “Events & Presentations” page of the “Investors & Media” section on the company’s website.

A replay of the conference call will be available for seven business days beginning about two hours after the conclusion of the live call, by calling toll-free from U.S./Canada: 1-855-859-2056; international callers dial 1-404-537-3406. Use the Conference ID number 7797422. Additionally, the archived webcast and OpRegen® presentation slides will be available on the “Events & Presentations” page of the “Investors & Media” section on the company’s website.

About Renevia®

Renevia® is an investigational medical device that is being developed as an alternative for whole adipose tissue transfer (fat grafting) procedures. Renevia® is part of the HyStem® hydrogel family of proprietary injectable matrices, being developed as devices for various applications and for cell and drug delivery.

About OpRegen®

OpRegen®, which is being studied for the treatment of the dry form of AMD, consists of a suspension of retinal pigment epithelial (RPE) cells that are delivered subretinally during a simple intraocular injection. RPE cells are essential components of the back lining of the retina, and function to help nourish the retina including photoreceptors. A proprietary process that drives the differentiation of human pluripotent stem cells is used to generate high purity OpRegen® RPE cells. OpRegen® RPE cells are also “xeno-free,” meaning that no animal products are used at any point in the derivation and production process. The avoidance of the use of animal products eliminates some potential safety concerns. Preclinical studies in rats have shown that following a single subretinal injection of OpRegen®, the cells can rapidly organize into its natural monolayer structure in the subretinal space and survive throughout the lifetime of the animal. OpRegen® is designed to be an “off-the-shelf” allogeneic (non-patient specific) product. Unlike treatments that require multiple, frequent injections into the eye, it is expected that OpRegen® will be administered in a single procedure. OpRegen® was granted Fast Track designation from the FDA, which allows more frequent interactions with the agency, and eligibility for accelerated approval and priority review. OpRegen® is a registered trademark of Cell Cure Neurosciences Ltd., a majority-owned subsidiary of BioTime, Inc.

About BioTime, Inc.

BioTime is a clinical-stage biotechnology company focused on degenerative diseases. Its clinical programs are based on two platform technologies: cell replacement and cell/drug delivery. With its cell replacement platform, BioTime is producing new cells and tissues with its proprietary pluripotent cell technologies. These cells and tissues are developed to replace those that are either rendered dysfunctional or lost due to degenerative diseases or injuries. BioTime’s cell/drug delivery programs are based upon its proprietary HyStem® cell and drug delivery matrix technology. HyStem® was designed, in part, to provide for the transfer, retention and/or engraftment of cellular replacement therapies. BioTime’s lead cell delivery clinical program is Renevia®, which consists of HyStem® combined with the patient's own adipose (fat) progenitor cells. Renevia® met its primary endpoint in an EU pivotal clinical trial for the treatment of facial lipoatrophy in HIV patients in 2017. BioTime has submitted Renevia® for CE Mark approval in the EU. There were no device related serious adverse events reported to date. BioTime’s lead cell replacement product candidate is OpRegen®, a retinal pigment epithelium transplant therapy, which is in a Phase I/IIa multicenter clinical trial for the treatment of dry age-related macular degeneration, the leading cause of blindness in developing countries. There were no related serious adverse events reported in the first nine patients. BioTime also has significant equity holdings in two publicly traded companies, Asterias Biotherapeutics, Inc. (NYSE American: AST) and OncoCyte Corporation (NYSE American: OCX), and a private company, AgeX Therapeutics, Inc.

BioTime common stock is traded on the NYSE American and TASE under the symbol BTX. For more information, please visit www.biotime.com or connect with the company on Twitter, LinkedIn, Facebook, YouTube, and Google+.

To receive ongoing BioTime corporate communications, please click on the following link to join the Company’s email alert list: http://news.biotime.com.

About AgeX Therapeutics

AgeX Therapeutics, Inc., a subsidiary of BioTime, is a biotechnology company applying technology relating to cellular immortality and regenerative biology to aging and age-related degenerative diseases. AgeX has three initial areas of product development: pluripotent stem cell-derived brown adipocytes (AGEX-BAT1); vascular progenitors (AGEX-VASC1); and induced Tissue Regeneration (iTR). Initial planned indications for these products are Type 2 diabetes, cardiac ischemia, and tissue regeneration respectively. For more information, please visit www.agexinc.com or connect with the company on Twitter or Facebook.

Forward-Looking Statements

Certain statements contained in this release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements pertaining to product technology, clinical development, regulatory approval timelines, the success of potential cosmetic applications and potential opportunities for BioTime, Inc. and its subsidiaries, along with other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management constitute forward-looking statements. Any statements that are not historical fact including, but not limited to statements that contain words such as “will,” “believes,” “plans,” “anticipates,” “expects,” “estimates” should also be considered forward-looking statements. Forward-looking statements involve risks and uncertainties, including, without limitation, risks inherent in the development and/or commercialization of potential products, uncertainty as to the results of clinical trials or regulatory approvals, need and ability to obtain future capital, and maintenance of intellectual property rights. Actual results may differ materially from the results anticipated in these forward-looking statements and as such should be evaluated together with the many uncertainties that affect the business of BioTime, Inc. and its subsidiaries, particularly those mentioned in the cautionary statements found in more detail in the “Risk Factors” section of BioTime’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q filed with the SEC (copies of which may be obtained at www.sec.gov). Subsequent events and developments may cause these forward-looking statements to change. BioTime specifically disclaims any obligation or intention to update or revise these forward-looking statements as a result of changed events or circumstances that occur after the date of this release, except as required by applicable law.

BIOTIME, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS)

	March 31,	December 31,
	2018	2017
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$29,827	$36,838
Marketable equity securities	1,552	1,337
Trade accounts and grants receivable, net	916	780
Receivable from affiliates, net	2,082	2,266
Prepaid expenses and other current assets	1,749	1,402
Total current assets	36,126	42,623

Property, plant and equipment, net	5,366	5,533
Deposits and other long term assets	236	1,018
Equity method investment in OncoCyte, at fair value	30,816	68,235
Equity method investment in Asterias, at fair value	31,534	48,932
Intangible assets, net	6,317	6,900
TOTAL ASSETS	$110,395	$173,241

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable and accrued liabilities	$4,703	$5,718
Capital lease and lease liabilities, current portion	222	212
Promissory notes, current portion	120	152
Deferred license and subscription revenues	563	488
Deferred grant revenues	202	309
Total current liabilities	5,810	6,879

LONG-TERM LIABILITIES
Deferred rent liabilities, net of current portion	114	105
Lease liability, net of current portion	968	1,019
Capital lease, net of current portion and other liabilities	122	132
Promissory notes, net of current portion	-	18
Liability classified warrants and other long-term liabilities	926	825
TOTAL LIABILITIES	7,940	8,978

Commitments and contingencies

SHAREHOLDERS’ EQUITY
Preferred shares, no par value, authorized 2,000 shares; none issued and outstanding as of March 31, 2018 and December 31, 2017	-	-
Common shares, no par value, 150,000 shares authorized; 126,869 shares issued and outstanding as of March 31, 2018, and 126,866 shares issued and outstanding as of December 31, 2017	379,186	378,487
Accumulated other comprehensive income	198	451
Accumulated deficit	(279,416)	(216,297)
BioTime, Inc. shareholders’ equity	99,968	162,641
Noncontrolling interest	2,487	1,622
Total shareholders’ equity	102,455	164,263
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$110,395	$173,241

BIOTIME, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(IN THOUSANDS, EXCEPT PER SHARE DATA)
(UNAUDITED)

	Three Months Ended March 31,
	2018	2017
REVENUES:
Grant revenue	$326	$11
Royalties from product sales and license fees	136	110
Subscription and advertisement revenues	239	264
Sale of research products and services	-	5
Total revenues	701	390

Cost of sales	(109)	(57)

Gross profit	592	333

OPERATING EXPENSES:
Research and development	5,935	6,494
Acquired-in-process research and development	800	-
General and administrative	6,044	5,101
Total operating expenses	12,779	11,595
Loss from operations	(12,187)	(11,262)
OTHER INCOME/(EXPENSE):
Interest income (expense), net	52	(306)
Gain on sale of equity method investment in Ascendance	3,215	-
Gain on deconsolidation of OncoCyte	-	71,697
Gain (loss) on equity method investment in OncoCyte at fair value	(37,419)	16,142
Loss on equity method investment in Asterias at fair value	(17,398)	(26,097)
Unrealized gain on marketable equity securities	215	-
Other income (expense), net	(176)	727
Total other income (expense), net	(51,511)	62,163
INCOME (LOSS) BEFORE INCOME TAXES	(63,698)	50,901

Deferred income tax expense	-	(3,877)

NET INCOME (LOSS)	(63,698)	47,024

Net loss attributable to noncontrolling interests	150	2,264

NET INCOME (LOSS) ATTRIBUTABLE TO BIOTIME, INC.	$(63,548)	$49,288

NET INCOME (LOSS) PER COMMON SHARE:
BASIC	$(0.50)	$0.46
DILUTED	$(0.50)	$0.46

WEIGHTED AVERAGE NUMBER OF SHARES OF COMMON STOCK OUTSTANDING:
BASIC	126,869	106,712
DILUTED	126,869	107,384

BIOTIME, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(IN THOUSANDS)
(UNAUDITED)
	Three Months Ended March 31,
	2018	2017
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss) attributable to BioTime, Inc.	$(63,548)	$49,288
Net loss allocable to noncontrolling interests	(150)	(2,264)
Adjustments to reconcile net income (loss) attributable to BioTime, Inc. to net cash used in operating activities:
Gain on deconsolidation of OncoCyte	-	(71,697)
Gain on sale of equity method investment in Ascendance	(3,215)	-
Acquired in-process research and development	800	-
Unrealized (gain) loss on equity method investment in OncoCyte at fair value	37,419	(16,142)
Unrealized loss on equity method investment in Asterias at fair value	17,398	26,097
Unrealized gain on marketable equity securities	(215)	-
Depreciation expense, including amortization of leasehold improvements	281	216
Amortization of intangible assets	582	602
Stock-based compensation	984	1,026
Liability classified warrants	108	-
Amortization of discount on related party convertible debt	-	253
Foreign currency remeasurement and other (gain) loss	87	(829)
Deferred income tax provision	-	3,877
Changes in operating assets and liabilities:
Accounts and grants receivable, net	(37)	248
Receivables from affiliates, net of payables	175	231
Prepaid expenses and other current assets	(213)	338
Accounts payable and accrued liabilities	(840)	655
Other liabilities	46	3
Net cash used in operating activities	(10,338)	(8,098)

CASH FLOWS FROM INVESTING ACTIVITIES:
Deconsolidation of cash and cash equivalents of OncoCyte	-	(8,898)
Proceeds from the sale of equity method investment in Ascendance	3,215	-
Purchase of in-process research and development	(800)	-
Purchase of equipment and other assets	(198)	(215)
Security deposit paid	(6)	(41)
Cash provided by (used in) investing activities	2,211	(9,154)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common shares	-	20,125
Fees paid on sale of common shares	-	(1,345)
Proceeds from exercises of stock options	-	25
Common shares received and retired for employee taxes paid	(7)	-
Proceeds from sale of subsidiary warrants	737	-
Repayment of lease liability and promissory notes	(97)	(31)
Reimbursement from landlord on construction in progress	-	200
Proceeds from issuance of related party convertible debt	-	123
Net cash provided by financing activities	633	19,097

Effect of exchange rate changes on cash, cash equivalents, and restricted cash	60	(117)

NET CHANGE IN CASH, CASH EQUIVALENTS, AND RESTRICTED CASH	(7,434)	1,728
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH:
At beginning of the period	37,685	22,935
At end of the period	$30,251	$24,663

Non-GAAP Financial Measures

This press release includes operating expenses prepared in accordance with accounting principles generally accepted in the United States (GAAP) and, includes operating expenses, by entity, prepared in accordance with GAAP. This press release also includes certain historical non-GAAP operating expenses and non-GAAP operating expenses, by entity. In particular, BioTime has provided both (a) non-GAAP total operating expenses, adjusted to exclude noncash stock-based and other compensation, depreciation and amortization expense, and acquired in-process research and development expense, a non-recurring item, and (b) non-GAAP operating expenses, by entity, to exclude those same charges by the respective entities for consistency. Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable financial measures prepared in accordance with GAAP. However, BioTime believes the presentation of non-GAAP total operating expenses and non-GAAP operating expenses, by entity, when viewed in conjunction with our GAAP total operating expenses, and GAAP operating expenses by entity, respectively, is helpful in understanding BioTime’s ongoing operating expenses and its programs within various entities, including BioTime’s programs in clinical development.

Furthermore, management uses these non-GAAP financial measures in the aggregate and on an entity basis to establish budgets and operational goals, to manage BioTime’s business and to evaluate its performance and its programs in clinical development.

BIOTIME, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURE
ADJUSTED OPERATING EXPENSES

For the Three Months Ended March 31, 2018 (unaudited)
GAAP Operating Expenses - as reported	$ 12,779
Stock-based and other noncash compensation expense (1)	(1,319)
Depreciation and amortization expense (1)	(873)
Acquired in-process research and development expense (2)	(800)
Non-GAAP Operating Expenses, as adjusted	$ 9,787

GAAP Operating Expenses - by entity
BioTime and subsidiaries other than AgeX Therapeutics, Inc.	$ 9,098
AgeX Therapeutics Inc. and subsidiaries	3,681
GAAP Operating Expenses - by entity	$ 12,779

Non-GAAP Operating Expenses - as adjusted, by entity
BioTime and subsidiaries other than AgeX Therapeutics, Inc. (3)	$ 7,303
AgeX Therapeutics Inc. and subsidiaries (4)	2,484
Non-GAAP Operating Expenses - as adjusted, by entity	$ 9,787

(1)	Noncash charges
(2)	AgeX acquired certain in-process research and development as part of an asset acquisition from Ascendance, considered to be a non-recurring item.
(3)	BioTime, Inc. includes Cell Cure Neurosciences Ltd., ES Cell International Pte. Ltd. and OrthoCyte Corporation. For the three months ended March 31, 2018, the GAAP and non-GAAP operating expenses do not include grant revenue of $326,000 as grants are revenues for the Company, but do contain certain non-recurring costs related to the formation and planned distribution of AgeX Therapeutics to BioTime shareholders.
(4)	AgeX Therapeutics, Inc. includes LifeMap Sciences Inc., LifeMap Sciences Ltd., and ReCyte Therapeutics, Inc. The non-GAAP operating expenses include $471,000 incurred by LifeMap Sciences, Inc.

CONTACT:
Investor and Media Contact:
BioTime
David Nakasone, 510-871-4188
Dnakasone@biotime.com